AMHN, Inc. 10-K

EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of AMHN, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010 (the “Report”), I, Jeffrey D. Howes, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey D. Howes
Jeffrey D. Howes Chief Executive Officer Chief Financial Officer April 15, 2011

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.